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                                                                   EXHIBIT 10.20

                               SECOND AMENDMENT TO
                               -------------------
                      CHANGE IN CONTROL SEVERANCE AGREEMENT
                      -------------------------------------

         THIS AGREEMENT ("Second Amendment") is made as of February 9, 2000, by and among Allegiance Corporation, a Delaware corporation ("Company"), Cardinal Health, Inc., an Ohio corporation ("Cardinal"), and Joseph F. Damico ("Employee").

         WHEREAS, Company and Employee entered into a change in control severance agreement under the Allegiance Corporation Change in Control Plan (the "CIC Plan"), effective as of October 1, 1996 (the "Original Agreement"), which Original Agreement was amended as of October 8, 1998 by and between Company, Cardinal and Employee (the "First Amendment") (the Original Agreement as amended by the First Amendment is hereinafter referred to as the "Change in Control Agreement"); and

         WHEREAS, Company, Cardinal and Employee have determined to further amend the Change in Control Agreement by this Second Amendment;

         NOW, THEREFORE, in consideration of these mutual premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

         1. SUPPLEMENT TO CHANGE IN CONTROL AGREEMENT. This Second Amendment incorporates by reference the Change in Control Agreement, including all Exhibits thereto. Any capitalized word used but not defined herein shall have the meaning ascribed to it in the Change in Control Agreement. All references to Section numbers of the Change in Control Agreement set forth in this Second Amendment reference Sections of the Original Agreement. This Second Amendment is intended to amend and supplement the Change in Control Agreement and is intended to be interpreted and applied consistent with the terms of the Change in Control Agreement unless specifically indicated otherwise herein. To the extent there is any inconsistency between this Second Amendment and the Change in Control Agreement, however, this Second Amendment shall control.

         2. A new Section 21 is hereby added to the Change in Control Agreement which reads as follows:

                  21. PART-TIME PERIOD. Employee may, at his option, elect to change his status to that of a consulting employee, if (i) Employee's employment is terminated by Company without Cause during the Full-Time Period (defined below), or (ii) the Full-Time Period expires on February 9, 2001 according to its terms. The "Full-Time Period" is defined as that period beginning on February 9, 2000 and ending on February 9, 2001. In the event that Employee exercises his right to change his status to that of a consulting employee, then Employee shall become a consulting employee without experiencing any break in Employee's status as an employee of Company (the period during which Employee serves as a consulting employee, if any, the "Part-Time Period"). During the Part-Time Period, as compensation for Employee's services as a consulting employee,

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         Company shall pay Employee $1,000 per month, payable at such times and intervals as Company customarily pays the base salaries of its other executive employees ("Consulting Base Salary"). Employee's ability to serve as a consulting employee is conditioned upon his continuing compliance with the obligations set forth in Section 5 of the Change in Control Agreement. Notwithstanding the foregoing, during such Part-Time Period, provided Employee is and remains in compliance with Section 5 of the Change in Control Agreement (i) nothing herein shall be deemed to preclude Employee from engaging in any other business, profession or occupation so long as such business, profession or occupation is consistent with the requirements of Section 5 of the Change in Control Agreement and (ii) Company may not terminate Employee other than for Cause. The Part-Time Period, if any, shall terminate on February 9, 2003 and in no event shall Employee be entitled to any rights or benefits from or after such date, except to the extent he remains entitled to any amounts deferred hereunder. Any stock options held by Employee will continue to vest in accordance with their terms during the Part-Time Period.

         3. A new Section 22 is hereby added to the Change in Control Agreement which reads as follows:

                  22. ADDITIONAL INCENTIVE BONUS AND STAY BONUS. (a) If Employee remains employed by Company on either a full-time or consulting basis through February 9, 2001, or if Employee is terminated without Cause by Company prior to February 9, 2001, Employee shall be paid an amount (the "Additional Incentive Bonus") equal to the sum of (i) Employee's base salary as in effect on February 9, 2000 (i.e., $475,000) and (ii) Employee's target annual bonus for fiscal year 2000 under the bonus plan for which Employee is eligible on February 9, 2000, calculated on a full year basis based upon the target bonus percentage in effect on February 9, 2000 (i.e., $565,250). The Additional Incentive Bonus, if payable, shall be paid as soon as administratively practicable but in no case later than April 14, 2001.

              (b) In addition to the base salary or Consulting Base Salary, as applicable, and the Additional Incentive Bonus, if Employee remains employed by Company on either a full-time or consulting basis through February 9, 2001, or if Employee is terminated without Cause by Company prior to February 9, 2001, Employee shall earn a stay bonus (the "Stay Bonus") in the amount of $570,750.

         4. Section 2 of the Change in Control Agreement is hereby deleted in its entirety and the following provisions are substituted therefor:

                  2. BENEFITS PAYABLE HEREUNDER.

                  (a) AGREEMENT BONUS. As soon as administratively practicable but in no case later than August 15, 2000, Employee shall be paid $50,000 in consideration for execution of this Second Amendment (the "Agreement Bonus").

                  (b) NONCOMPETITION PAYMENT. In consideration for Employee's obligations set

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         forth in Section 5 of the Change in Control Agreement, Company shall pay Employee a "Noncompetition Payment" in an amount equal to $2,500,000 plus an amount equal to Employee's bonus plan potential for Company's fiscal year 2001 which shall be calculated at a level not less than the target percentage in effect on July 1, 2000 (i.e., $565,250). The payment of the Noncompetition Payment is conditioned upon Employee's continuing compliance with the obligations set forth in
         Section 5 of the Change in Control Agreement.

                  (c) PAYMENT OF STAY BONUS AND NONCOMPETITION PAYMENT. The Stay Bonus provided for in Section 22 and Noncompetition Payment provided for in Section 2(b), each if earned, shall be paid not later than July 31, 2001. Notwithstanding the fact that Employee's obligations under
         Section 5 of the Change in Control Agreement and his liability for violations thereof extend beyond July 31, 2001, Employee shall be paid the Noncompetition Payment as set forth in the immediately preceding sentence if he is in compliance with such covenants on the payment date.

         5. (a) The introductory paragraph to Section 5 and subsections (a) and
(b) of Section 5 of the Change in Control Agreement are each hereby deleted and replaced in their entirety as follows:

                  NON-SOLICITATION AND NON-COMPETITION. In consideration for the benefits called for under Sections 2, 3, and 22 of this Change in Control Agreement, Employee agrees that Employee shall not:

              (a) at any time during the Full-Time Period and an additional period that ends upon the later of (i) 12 months following (x) the last day of the Full-Time Period or (y) the date of termination if Employee is terminated without Cause prior to the expiration of the Full-Time Period and (ii) 24 months following the end of the month in which the Cardinal Merger is consummated, without the prior written consent of Cardinal, alone or association with others, solicit on behalf of Employee, or any other person, firm, corporation or entity, any employee of Company or Cardinal or any of their subsidiaries, partnerships, joint ventures, limited liability companies, or other affiliates (collectively, the "Cardinal Group"); and

              (b) at any time during the Full-Time Period and an additional period that ends 24 months after (i) the last day of the Full-Time Period or (ii) the date of termination if Employee is terminated without Cause prior to the expiration of the Full-Time Period, without the prior written consent of Cardinal, directly or indirectly, engage or invest in, counsel or advise or be employed by any of the entities set forth on Exhibit A attached to this Agreement (the "Listed Entities"), or by any person, entity, firm or corporation which is now an affiliate of any of the Listed Entities, until such time as such Listed Entity is acquired or consolidated with any entity other than any of the Listed Entities. Notwithstanding the foregoing, Employee shall be entitled to passively own not more than four and nine-tenths percent (4.9%) of any of the Listed Entities.

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         (b) The remainder of Section 5 not modified by the foregoing shall remain in full force and effect.

         6. The last sentence of Section 6 of the Change in Control Agreement is hereby deleted and replaced in its entirety as follows:

                  Payment to Employee of the Agreement Bonus, Noncompetition Payment, Additional Incentive Bonus, and Stay Bonus, each if earned, and, if any, the Consulting Base Salary and Gross-Up Payment, shall constitute the entire obligation of Company and Cardinal (other than for vested benefits and, in accordance with their terms, stock based incentives) to Employee under the Change in Control Agreement and full settlement of any claim under law or in equity that Employee might otherwise assert against Company or Cardinal or any of its employees, officers or directors on account of Employee's employment or departure from the Cardinal Group.

         7. Section 8 of the Change in Control Agreement is hereby deleted and replaced in its entirety as follows:

               8. TERMINATION FOR CAUSE AND GOOD REASON. Employee will be considered to have been terminated for "Cause" if the termination is by reason of Employee willfully engaging in conduct demonstrably and materially injurious to the Cardinal Group, Employee being convicted of or confessing to a crime involving dishonesty or moral turpitude, Employee's failure to comply with any of the obligations set forth in Section 5 of this Change in Control Agreement, or Employee's willful and continued failure for a significant period of time to perform Employee's duties after a demand for substantial performance has been delivered to Employee by the Board of Directors of Company which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties. Employee's termination shall be considered to have been for "Good Reason" if Employee's termination is by reason of the occurrence of any of the following events during the Part-Time Period without Employee's express written consent:

               (a) the failure by Company to provide Employee with the compensation and benefits provided for in this Change in Control Agreement;

               (b) any material breach by Company of this Change in Control Agreement; and

               (c) the failure of Company to obtain a satisfactory agreement from any successor or assign of Company to assume and agree to perform this Change in Control Agreement, as required in Section 10 of this Change in Control Agreement.

               If, during the Part-Time Period, Employee elects to terminate Employee's employment for Good Reason, Employee shall so notify Cardinal in writing after the occurrence of the event constituting Good Reason, specifying the basis for such termination. If Cardinal fails, within ten (10) days after receiving such written notice, to remedy the facts and circumstances that provided Good Reason, Employee's

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               employment shall be deemed to have terminated for Good Reason on the tenth day after Cardinal receives such written notice. If, during the Part-Time Period, Cardinal does remedy such facts and circumstances within such ten (10) days, Employee shall be deemed to no longer have Good Reason, and shall continue in the employ of Company as if no notice had been given.

         8. In the event that Cardinal and Employee agree that Employee shall continue as a full-time employee of Company after February 9, 2001, Company, Cardinal and Employee agree to further modify the Change in Control Agreement in a mutually acceptable manner to take into account such extension of full-time employment. In the event there is a Change in Control of Company or Cardinal other than the Cardinal Merger, Employee shall not be entitled to any new or additional benefits under the CIC Plan, Change in Control Agreement, or this Second Amendment.

         9. All references to Change in Control Agreement in this Second Amendment shall, to the extent required by the context, be deemed to include the changes made by this Second Amendment.

IN WITNESS WHEREOF, Company, Cardinal and Employee have signed this Second Amendment as of the date first written above.

ALLEGIANCE CORPORATION                            CARDINAL HEALTH, INC.



By: /s/ Anthony J. Rucci                          By:  /s/ Robert D. Walter
    -----------------------------------                -------------------------
    Anthony J. Rucci                                   Robert D. Walter
    Executive Vice President - Administration          Chairman and Chief
                                                       Executive Officer




/s/ Joseph F. Damico
------------------------------------
Joseph F. Damico

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                                                                       EXHIBIT A

AmeriSource
Bergen Brunswig (including Bergen Medical and any
         successor in interest to the Bergen Medical business)
Bindley Western
C.D. Smith
D & K Healthcare
McKesson (including General Medical and any
         successor in interest to the General Medical business)
Morris & Dickson
Neuman
Owens & Minor
Omnicell
PSS World Medical
Henry Schein
Medline
Diebold
ServiceMaster
Fischer Scientific
Maxxim
Safeskin
DeRoyal
VWR






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